Exhibit No. 32

Barnwell Industries, Inc.

Certification of Chief Executive Officer and

Chief Financial Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted by

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) each of the undersigned officers of Barnwell Industries, Inc. (the “Company”), does hereby certify, to such officer’s knowledge that:

The Annual Report on Form 10-KSB for the year ended September 30, 2003 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-KSB fairly presents, in all material respects, the consolidated financial condition as of September 30, 2003 and consolidated results of operations for the year ended September 30, 2003 of the Company and its subsidiaries.

Dated:	December 23, 2003	/s/Morton H. Kinzler
Name: Morton H. Kinzler
Title: Chief Executive Officer

Dated:	December 23, 2003	/s/Russell M. Gifford
Name: Russell M. Gifford
Title: Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-KSB or as a separate disclosure document.

A signed original of the written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.